This Note has not been registered under the Securities Act of 1933 or any other applicable securities laws, and thus may not be transferred unless registered under the Securities Act of 1933 and such other laws or unless an exemption from registration is available.

PATHFINDER CELL THERAPY, INC.

Dated: September 2, 2011	$243,815.30

Pathfinder Cell Therapy, Inc. (f/k/a SyntheMed, Inc.), a Delaware corporation with offices located at 49 Copper Hill Park, Ringwood, New Jersey 07456 (“Maker”), for value received, promises to pay to the order of Clubb Capital Limited or assigns (the “Holder”) on demand at any time on or after December 30, 2011, the principal sum of $243,815.30 and interest on the outstanding principal sum hereof, equal to six percent (6%) per annum, from the date hereof until Maker’s obligation with respect to the payment of such principal sum shall be discharged as herein provided.  The date on which the principal amount of this Note and accrued interest thereon shall become due and owing is hereinafter referred to as the “Maturity Date.”  Principal and interest shall be payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts to Holder at the location designated by Holder to Maker in writing.

Maker may prepay the principal amount of this Note at any time, without premium or penalty, provided that all interest accrued through the date of such prepayment shall be paid.  Interest owing under this Note shall be calculated for the number of actual days elapsed in a twelve-month year consisting of thirty-day months.  Interest shall be due and owing with respect to any principal payment under this Note from the date of this Note through the day prior to the date on which such payment of principal is made.

Notwithstanding any contrary provision of this Note or any other instrument or agreement binding on Maker or Holder, from and after the occurrence of an “Event of Default” (as defined below), the entire outstanding principal amount of this Note, together with all accrued but unpaid interest thereon, shall at the option of Holder, and without presentment, demand, protest or notice or legal process of any kind, be declared, and upon such declaration shall immediately become, due and payable.

The following events shall constitute “Events of Default” under this Note:

a.           all or any part of the principal or interest on this Note is not paid when due and payable, whether at the maturity thereof, by acceleration or otherwise;

b.           failure of Maker to observe or perform in any respect any covenant or agreement of Maker in this Note;

c.           filing by Maker of a petition seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, or consenting in writing to the filing of any such petition against it;

d.           making by Maker of a general assignment for the benefit of its creditors, or admitting in writing its inability to pay its debts generally as they become due, or consenting in writing to the appointment of a receiver, conservator, custodian, liquidator or trustee of Maker, or of all or any part of the assets of Maker; or

e.           appointment of a receiver, conservator, custodian, liquidator or trustee of Maker or of all or any of its assets by court order, if such order remains in effect for more than sixty days; or entering of an order for relief with respect to Maker under the federal Bankruptcy Code; or filing of a petition against Maker under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, if not dismissed within sixty days.

Maker hereby waives diligence, presentment, demand, protest and notice of every kind whatsoever.  The failure of Holder to exercise any of its rights hereunder in any particular instance shall not constitute a waiver of the same or of any other right in that or any subsequent instance with respect to Holder or any subsequent Holders.

This Note shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to its conflict of law rules.  Any action to enforce this Note may be brought in the federal or state courts located in the City of New York, State of New York, and Maker consents to the jurisdiction thereof.

Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

PATHFINDER CELL THERAPY, INC.

By:	S/Richard L. Franklin
Name: Richard L. Franklin
Title: President and CEO